                                                                   EXHIBIT 10.31

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into effective as of December 4, 2002, between Radiologix, Inc., a Delaware corporation ("Radiologix"), and Mark L. Wagar ("Wagar"), an individual residing in the State of Texas.

                                    RECITALS

     Wagar has served as the Chairman of the Board and Chief Executive Officer of Radiologix. Because Wagar's employment with Radiologix has ended, Radiologix wishes to engage Wagar to serve as a consultant to Radiologix, upon and subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. ENGAGEMENT. Radiologix hereby appoints and engages Wagar as consultant effective as of the date of this Agreement with respect to the matters specified herein, subject to the terms and conditions of, and for the compensation provided in, this Agreement. Wagar accepts this appointment and engagement effective as of the commencement of the Term (defined below) as a consultant to Radiologix, subject to the terms and conditions of this Agreement.

          2. TASKS AND RESPONSIBILITIES OF PARTIES. During the Term (defined below) of this Agreement, Wagar will be subject to the direction of the Chairman of the Board of Radiologix. In addition, during the Term, Radiologix promises to furnish to Wagar Confidential Information of Radiologix, in order to permit Wagar to perform his obligations as set forth in this Agreement and on Exhibit A attached hereto.

          3. STANDARDS OF DUTY. During the Term, Wagar shall devote his best efforts and skills to his duties under this Agreement, endeavoring to utilize his full ability and knowledge of Radiologix's business and projecting a positive and professional image on behalf of Radiologix.

          4. NON-DISCLOSURE. Wagar acknowledges, understands and agrees that all Confidential Information (defined below), whether developed by Radiologix or others or whether developed by Wagar while carrying out the terms and provisions of this Agreement (or previously while employed by Radiologix), shall be the exclusive and confidential property of Radiologix and shall be regarded, treated and protected as such. Wagar shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties pursuant to this Agreement or in preserving, defending or pursuing his rights or remedies under this Agreement or any other agreement or relationship between Wagar and Radiologix or its Affiliates.

          5. INVENTIONS AND DISCOVERIES. Any and all inventions, products, discoveries, improvements, copyrightable work, trademarks, service marks, ideas, processes, formulas, methods, designs, techniques or trade secrets made, developed, conceived or resulting from work performed by Wagar during the Term that may be directly or indirectly useful or related to the business of Radiologix shall be deemed Confidential Information for purposes of this Agreement and shall be Radiologix's exclusive property. Wagar shall also make available to Radiologix any and all information of which he had knowledge and that is relevant to the business of Radiologix and its Affiliates and shall make all suggestions and recommendations that he feels will benefit Radiologix.

          6. PROHIBITED ACTIVITIES.

             6.1. DESCRIPTION OF PROSCRIBED ACTIONS. In consideration for the disclosure of Confidential Information described in Section 3 of this Agreement, during the Term of this Agreement, Wagar shall not:

                   (a) directly or indirectly, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with, or render services or advice to, any Competing Business (defined below); provided, however, that Wagar may invest in the securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

                   (b) directly or indirectly, either as principal, agent,
                       independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other Person (defined below) or entity, divert or take away any customers or clients of Radiologix, such activities are associated with or related to the business referred to in (a)(i) above; or

                   (c) directly or indirectly, either as principal, agent,
                       independent contractor, consultant, director, officer, employee, employer, advisor (whether paid or unpaid), stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other Person or entity, either (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee of Radiologix, (ii) induce or otherwise counsel, advise or encourage any employee of Radiologix to leave the employment of Radiologix, or (iii) induce any representative or agent of Radiologix to terminate or modify its relationship with Radiologix.

             6.2. JUDICIAL MODIFICATION. Wagar agrees that if a court of competent jurisdiction determines that the length of time or any other restriction, or portion thereof, set forth in this
                   Section 6 is overly restrictive and unenforceable, the court may reduce or modify such restrictions to those which it deems reasonable and enforceable under the circumstances, and as so reduced or modified, the parties hereto agree that the restrictions of this Section 6 shall remain in full force and effect. Wagar further agrees that if a court of competent jurisdiction determines that any provision of this Section 6 is invalid or against public policy, the remaining provisions of this Section 6 and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

             6.3. SURVIVAL OF COVENANTS. The covenants and agreements of Wagar set forth in this Section 6 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement regardless of the reason therefor.

     7. TERMINATION UPON DEATH. Notwithstanding any other provision of this Agreement, at any time during the Term, Wagar's engagement hereunder shall terminate upon his death; provided, however, that if Wagar shall die during the Term, his heirs or estate (as the case may be) shall be entitled to retain all payments previously made hereunder and no further payments shall be made hereunder.

     8. INJUNCTIVE RELIEF. Because of the unique nature of the Confidential Information, Wagar acknowledges, understands and agrees that Radiologix will suffer immediate and irreparable harm if Wagar fails to comply with any of his obligations under Sections 4, 5 and 6 of this Agreement, and that monetary damages will be inadequate to compensate Radiologix for such breach. Accordingly, Wagar agrees that Radiologix shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief to enforce the terms of Sections 4, 5 and 6 without the necessity of proving inadequacy of legal remedies or irreparable harm.

     9. COMPENSATION. Subject to the terms and conditions hereof, in consideration of the consulting services to be rendered by Wagar to Radiologix hereunder, and in consideration of the covenants of Wagar set forth in Sections 4, 5 and 6 herein, Radiologix hereby agrees to pay Wagar $18,416.67 per month payable on the last day of each month

     10. TERM. This Agreement shall be for a term commencing on the earlier of May 31, 2003 or the first date of employment of Radiologix's new Chief Executive Officer (the "Separation Date") and ending on the earlier of six months after the Separation Date or August 31, 2003 (the "Term"). If Wagar resigns his positions with Radiologix prior to the Separation Date, accepts a full-time position with another Person or entity prior to the Separation Date, or otherwise breaches the Separation Agreement and Release dated December 4, 2002 between Wagar and Radiologix, this Agreement shall be null and void.

     11. REIMBURSEMENT OF EXPENSES. In the event Wagar is requested by Radiologix to provide services which require travel, Radiologix will reimburse Wagar for all such business expenses actually and reasonably incurred in connection with the performance of the specific request. Radiologix will not be required to reimburse Wagar for any expense which is not directly related to a specific project which Radiologix has requested Wagar's assistance.

     12. INDEPENDENT CONTRACTOR. While serving as consultant, Wagar shall at all times be an independent contractor rather than a co-venturer, agent, employee or representative of Radiologix. Wagar is responsible for scheduling his own hours; for determining where, when and how services are to be provided; and for providing any and all equipment necessary to perform his duties within this Agreement. Wagar acknowledges and agrees that he shall be obligated to report to the Internal Revenue Service and all other taxing authorities all compensation received by him under this Agreement. Wagar further acknowledges that he is responsible for making any and all payments for withholding for federal and state unemployment taxes, social security and Medicare taxes, and any other withholding payment required by the Internal Revenue Service or other taxing authority.

          13. DEFINITIONS. The following terms shall have the meanings ascribed to them below, the following definitions to be equally applicable to both the singular and plural form of the terms:

              13.1. "Affiliate" shall mean when used with reference to a specified Person: (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person; and
                    (ii) any Person that is an officer of, partner in, or serves in a similar capacity to, the specified Person or of which the specified Person serves in a similar capacity; and (iii) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other entity; and (iv) any member of the immediate family of the specified Person or any legal representative or trustee for the benefit of such member.

              13.2. "Competing Business" shall mean any individual, business, firm, company, partnership, joint venture, organization, or other entity that is involved in the acquisition or management of radiology physician practices or that directly provides management services in the area of radiology.

              13.3. "Confidential Information" shall have the meaning given it in the Confidentiality, Proprietary Information and Inventions Agreement Wagar executed in connection with Wagar's Employment Agreement entered into between Wagar and American Physician Partners, Inc. (now known as Radiologix) on May 28, 1998, as amended on January 1, 1999, July 1, 2000, and February 11, 2002.

              13.4. "Person" shall mean an individual, partnership, corporation, trust or other entity.

          14. GOVERNING LAW. This Agreement shall be deemed performable by all parties in, and venue shall be in the state or federal courts located in, Dallas County, Texas and the construction and enforcement of this Agreement shall be governed by Texas law without regard to its conflicts of law rules.

          15. ENTIRE AGREEMENT. This Agreement, which incorporates all prior understandings relating to its subject matter, contains the entire agreement of the parties with respect to its subject matter and shall not be modified except by written instrument executed by each party.

          16. SEVERABILITY. If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over this subject matter, that contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as it if did not contain the particular provision or provisions held to be invalid, the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect.

          17. CONSTRUCTION. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any other provisions hereof. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine, and neuter, and the number of all words shall include the singular and the plural. In the event of a conflict among this Agreement and any Exhibit, this Agreement shall control.

          18. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

          19. SUCCESSORS AND ASSIGNS. Except as otherwise provided, this Agreement shall apply to, and shall be binding upon, the parties hereto, their respective successors and assigns, and all Persons claiming by, through or under any of these Persons. This Agreement is personal to Wagar and cannot be assigned or delegated by Wagar.

          20. NO THIRD PARTY BENEFICIARY. Any agreement to pay an amount or any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their permitted successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any other party whomsoever, it being the intention of the undersigned that, except as otherwise expressly contemplated herein, no one shall be deemed to be a third party beneficiary of this Agreement.

     * * * * *

     EXECUTED as of December 4, 2002.


                                        /s/ Mark L. Wagar
                                        ---------------------------------------
                                        Mark L. Wagar


                                        RADIOLOGIX, INC.


                                        By: /s/ Paul M. Jolas
                                            ------------------------------------
                                            Title: Exec. VP, General Counsel and
                                                   Secretary

                                    EXHIBIT A
                           CONSULTING RESPONSIBILITIES


     Wagar shall use his best efforts to maintain Radiologix's business and goodwill and reputation with the customers of Radiologix and Radiologix's employees, suppliers, distributors, creditors and any others having business relations with Radiologix and in the business community generally, during the transition period. During the Term hereof, Wagar will be subject to the general direction of Radiologix and will perform the consulting services requested by Radiologix, at times and places as are mutually agreed upon by Wagar and Radiologix; provided, however, that Wagar, subject to his other responsibilities and long-standing commitments, shall be available for assignments, meetings, and other projects during reasonable business hours with reasonable advance notice from Radiologix. Wagar's duties shall include, but not be limited to, assisting Radiologix in recruiting, screening, evaluating and recommending radiology practices and imaging centers for affiliation with or acquisition by Radiologix. In addition, Wagar shall assist Radiologix in its efforts to develop and expand its (i) networks through the addition of hospitals and/or managed care organizations, (ii) strategic alliances with other healthcare providers and payors, (iii) relationships with equipment and supply vendors and (iv) plan for outsourcing imaging services from hospitals.

     Wagar agrees to cooperate with Radiologix in any litigation or administrative proceedings involving any matters which Wagar was involved during his employment with Radiologix and the term of this Agreement. Radiologix shall reimburse Wagar for travel expenses approved by Radiologix incurred in providing such assistance.